July 10, 1997






Swift Transportation Co., Inc.
2200 South 75th Avenue
Phoenix, AZ 85043

                  Re:      Swift Transportation Co., Inc. Stock Option Plan

Gentlemen:

         We have  acted  as  your  counsel  in  connection  with a  Registration
Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, relating to the registration of 250,000 shares of Common Stock, par value $0.001 (the "Shares"), issuable pursuant to the Swift Transportation Co., Inc. Stock Option Plan (the "Plan").

         In that connection, we have examined such documents, corporate records, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Articles of Incorporation and Bylaws of the Company.

         Based upon the foregoing, it is our opinion that the Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid, and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement.

                                                 Very truly yours,


                                                 /s/ Snell & Wilmer LLP